UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2004

U.S. PLASTIC LUMBER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-23855	87-0404343

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 W. Glades Road, Suite 440 W.
Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 394-3511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     References to “USPL,” the “Company,” “we,” “us” and “our” in this current report refer to U.S. Plastic Lumber Corp. and its subsidiaries and predecessors unless the context of the description indicates otherwise.

FORWARD LOOKING STATEMENTS

Certain statements and information included in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this current report, the words or phrases “will”, “will likely result”, “are expected to”, “will continue”, “is anticipated”, “estimated”, “projected”, “intends to” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to, the Company’s failure to comply with principal obligations and covenants in debt and other agreements, the sufficiency of the debtor-in-possession financing and the Company’s prospects for the future, the Company’s ability to implement its program of reorganization and obtain adequate financing on commercially acceptable terms, economic conditions, changes in law or regulations, failure to comply with Nasdaq’s requirements for continued listing of the Company’s common stock, demand for the Company’s products and services, newly developing technologies, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition with entities with greater financial resources than those possessed by the Company, and stockholder dilution. Such factors could materially adversely affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed within this current report. Additional discussion of such factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the Company’s filings with the Securities and Exchange Commission.

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On September 29, 2004, BDO Seidman, LLP (“BDO”) resigned as the independent auditor for U.S. Plastic Lumber Corp. (the “Company”). The Company has not engaged a new independent auditor due to its current involvement in bankruptcy proceedings pursuant to Chapter 11 of the U.S. Bankruptcy Code.

     BDO’s report on the financial statements of the Company for the year ended December 31, 2002 did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following:

•	in its report dated April 11, 2003, BDO stated that it was not engaged to audit, review, or apply any procedures to the Company’s financial statements for the fiscal years ended December 31, 2001 and December 31, 2000, other than with respect to adjustments described in its report and, therefore, expressed no opinion or any other form of assurance on the Company’s financial statements for those fiscal years (reports for fiscal 2001 and 2000 were issued by KPMG, LLP); and

•	in its report dated April 11, 2003, BDO raised substantial doubt about the Company’s ability to continue as a going concern.

     BDO did not issue an audit report on the Company’s financial statements for the year ended December 31, 2003.

     During the two-year period ended December 31, 2003, and the subsequent interim period through September 29, 2004, the Company did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not

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resolved to the satisfaction of BDO, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. During the two-year period ended December 31, 2003, and the subsequent interim period through September 29, 2004, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     In connection with the filing of this Form 8-K, BDO was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether BDO agrees with the above statements. A copy of BDO’s letter to the SEC is attached hereto as Exhibit 16 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.

     Not applicable.

     (b) Pro forma financial information.

     Not applicable.

     (c) Exhibits.

     The following exhibit is filed herewith:

S-K Item
Number	Description
16	Letter regarding change in certifying accountant.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PLASTIC LUMBER CORP. (Registrant)

Date: November 22, 2004	By:	/s/ Daniel R. Smith
		Name:	Daniel R. Smith
		Title:	AssistantTreasurer

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EXHIBIT INDEX

S-K Item
Number	Description
16	Letter regarding change in certifying accountant.

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